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                                                                    EXHIBIT 10.3

                         DATED                     , 19

                       LERNOUT & HAUSPIE (IRELAND) LIMITED
                                    LICENSOR

                         REDWOOD SOFTWARE EUROPE LIMITED
                                    LICENSEE




                                     LICENCE

                          FOR TEMPORARY SHORT TERM USE

                                -----------------


                               PART OF FIRST FLOOR
                                  COLLEGE HOUSE
                                 71/73 ROCK ROAD
                                    BLACKROCK
                                   CO. DUBLIN

                                 A & L Goodbody
                                   Solicitors
                                  FBLC2701.07c


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THIS LICENCE is dated the      day of        19   and made between LERNOUT &
HAUSPIE (IRELAND) LIMITED of 71/73 Rock Road, Blackrock, Co. Dublin, a limited liability company (hereinafter called "the Licensor") of the one part and REDWOOD SOFTWARE EUROPE LIMITED having its registered office at Block 1, Harcourt Centre, Harcourt Street, Dublin 2 (hereinafter called "the Licensee") of the other part.

1 In this Licence the following expressions shall have the following meanings:-

        "THE PREMISES"      means College House, 71/73 Rock Road, Blackrock,
                            Co. Dublin.

        "THE COMMON AREAS"  means those parts of the Premises designated and allocated for the time for the common use and benefit of occupiers of the Premises their invitees and licensees within the Premises and for persons using or visiting the Premises.

        "THE LEASE"         means a Lease dated 25th August 1998 between David
                            l'Estrange and Patrick Finn of the one part and the Licensor of the other part.

        "THE LICENCE FEES"  means the fees paid by the Licensee to the Licensor for the use of the Licensed Unit and more particularly set out in this Licence.

        "THE LICENSED
        PERIOD" means the period during which the Licensee shall occupy the Licensed Unit under the terms of this Licence from the 1st day of October 1999 for a period of one year or until same is terminated in accordance with the provisions in that regard set out herein.




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        "THE LICENSED
        UNIT" means the part of the First Floor of the Premises as more particularly delineated and edged red on the plan attached hereto


        "THE LICENSED
        USE"                means offices.

        "THE LANDLORD"      means the person entitled from time to time to the
                            Landlords interest in the Lease.

        "THE SERVICES"      means the Services listed in the Schedule hereto.

2    NOW IT IS HEREBY AGREED as follows:-

2.1 The Licensor HEREBY LICENSES AND AUTHORISES the Licensee to use the Licensed Unit for the purposes only of the Licensed Use throughout the Licensed Period together with the right (i) in common with the Licensor and all other persons entitled or authorised at all times during the Licensed Period to use the Common Areas for the purposes for which they are intended and in particular to pass and re-pass over the Common Areas for the purposes of gaining access to and egress from the Licensed Unit; (ii) to use the furniture listed in the Inventory attached hereto; and (iii) to use two car spaces for the parking of private motor vehicles and for no other purpose, the position of such spaces to be designated by the Licensor in its absolute discretion from time to time.

3    THE LICENSEE UNDERTAKES WITH THE LICENSOR as follows:-

3.1 To pay monthly in advance in such manner as the Licensor may from time to time direct the Licence Fee of IRPound2,415 together with such Valued Added Tax which is now or may become payable at any time during the Licensed Period in respect of this Licence or the Licence Fees payable hereunder.

3.2 To pay to the Licensor a deposit of IRPound2,500 plus VAT to be held by the Licensor during the Licensed Period as security for payment of any sums payable, hereunder and performance of




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     the agreements herein contained, such deposit to be returned to the
     Licensee within seven days of the expiration of the Licensed Period less any sums to be properly retained for loss or damage caused as a result of any breach of this agreement by the Licensee.

3.3 To use the Licensed Unit for the purposes only of the Licensed Use and for no other purpose whatsoever.

3.4 Not to assign, sub-license or transfer in any manner or permit any other party to occupy all or part of the Licensed Unit.

3.5 To keep the Licensed Unit in good repair, order and condition and clean and tidy and free from any refuse and not to interfere with the interior decoration construction or arrangements of the Licensed Unit without the Licensor's consent in writing which the Licensor may at its absolute discretion withhold.

3.6 To indemnify and keep indemnified the Licensor against any liabilities, proceedings, costs, claims, actions or demands of whatsoever nature in respect of any injury to or the death of any person or damage to any property moveable or immovable by reason of or arising directly or indirectly out of the Licensee's use of the Licensed Unit, or from the Licensed Unit.

3.7 To take out and maintain at all times during the Licensed Period a public liability policy in respect of and covering the liability of the Licensee against any such claim arising under the foregoing clause and to extend such policy or policies of insurance so that the Licensor is indemnified by the insurers in the same manner as the Licensee in an amount of not less than IRPound1,000,000 to be adjusted from time to time as the Licensor deems reasonably necessary and to notify the Licensor immediately of any such claim arising thereunder or any injury damage or occurrence which may give rise to any such claim AND whenever required so to do by the Licensor to produce to the Licensor the said policy or policies of insurance together with satisfactory evidence that same is or are valid and subsisting and that all premiums due thereon have been paid in full. The insurance policy or policies shall provide that it or they may not be cancelled or terminated and shall not expire without notice in writing to the Licensor.

3.8 The Licensee shall not do or permit to be done anything in the Licensed Unit which would make void or voidable any insurance on the Premises or would cause the insurance




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     premium payable thereon to be increased or which may be a nuisance damage or annoyance to the Licensor or the occupiers of the Premises or adjoining or neighbouring premises.

3.9 To pay and discharge to the Licensor on demand all charges in respect of electricity, telephone and other utilities used or consumed upon the Licensed Unit plus 5% of such charges.

3.10 To comply with the provisions of any statute, rule or order for the time being in force and to do and execute or cause to be done and executed all such works, acts, deeds, matters and things as under or by virtue of any statute, rule or order or by any competent authority are or shall be properly directed or necessary to be done or executed in respect of the Licensed Unit, the Licensed Use or rights the subject of this Licence whether by the owner, Licensor, Licensee or occupier.

3.11 To comply fully at all times with such reasonable rules, regulations, directions or controls as may be made or issued from time to time by the Licensor in relation to the Licensed Unit, the Licensed Use or for the good management of the Premises and not to erect or display any posters, advertisements, notices or placards so as to be visible from outside the Licensed Unit nor to keep any animals or any combustible or offensive goods, provisions or materials in the Licensed Unit.

3.12 Not to install or operate in the Licensed Unit any computers, electrical or other equipment which in the opinion of the Licensor requires a separate electrical or other circuit or which is heat producing or can be construed as a fire hazard if not properly monitored without the prior written consent of the Licensor which the Licensor may in its absolute discretion withhold.

3.13 To permit the Licensor, the Landlord and their respective servants and agents with or without workmen and others at all reasonable times on prior notice (save for emergency) to enter the Licensed Unit for the purpose of inspecting or repairing same or the Premises or in order to carry out their respective obligations under the Lease or to exercise their respective rights thereunder.

3.14 To permit the Licensor with or without workmen access at all reasonable times to the Licensed Unit for the provision of security, cleaning and other facilities.



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3.15 To conduct its business in such manner as to be compatible with and so as not to interfere with the business of the Licensor and the work of the Licensor's employees.

3.16 The Licensee shall at the expiration or sooner determination of the Licensed Period peacefully and quietly yield up the Licensed Unit together with all additions and improvements made thereto in the meantime and in such state and condition as shall in all respects be consistent with the full and due performance by the Licensee of the agreements contained herein.

4    THE LICENSOR COVENANTS WITH THE LICENSEE as follows:-

4.1 The Licensee paying the aforesaid Licence Fees and performing and observing the agreements hereinbefore contained may peacefully use the Licensed Unit during the Licensed Period until determined in manner hereinafter appearing.

4.2 To use its reasonable endeavours to provide the Services PROVIDED that the Licensor shall not be liable for failure to provide the Services due to any act or omission of the Licensee, its servants or agents whether negligent or not, or due to some cause beyond the Licensor's control.

4.3 To pay all municipal and other rates levied or charged on the Licensed Unit together with the Service Charge, insurance contribution and other sums payable under the Lease.

5    PROVIDED ALWAYS and this Licence is conditional upon the following:-

5.1 If the Licence Fee or any part thereof or any other sum required to be paid by the Licensee hereunder shall be unpaid for a period of seven days after same shall fall due for payment, or

5.2 If any agreement on the Licensee's part herein contained shall not be performed or observed or if the Licensee shall become bankrupt or shall call a meeting of or enter into any composition with creditors or suffer any distress or execution to be levied on the goods of the Licensee,




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     then and in any such case it shall be lawful for the Licensor at any time immediately to determine this Licence (but without prejudice to any claim by the Licensor in respect of any antecedent breach of any agreement or provision herein contained) whereupon the Licensee shall forthwith vacate the Licensed Unit.

6    IT IS HEREBY FURTHER AGREED as follows:-

6.1 The Licensee shall be a licensee only and accordingly this Licence is not intended nor shall it operate or be deemed to operate either at law or in equity as a demise of any property the subject matter of this Licence or any alternative property that may be substituted therefor nor shall the relationship of landlord and tenant exist or arise or be deemed to exist or arise between the parties hereto, nor shall the Licensee have any exclusive right to the Licensed Unit.

6.2 If at any time during the Licensed Period the Licensed Unit is damaged or rendered unfit for use by any of the risks which the Landlord shall have insured against there shall be an abatement of all or part of the License Fees proportionate to the extent and duration of the damage until the Licensed Unit is again fit for use and any dispute relating to such abatement shall be referred arbitration under the provisions of the Arbitration Acts 1954 - 1980 or any statutory modifications or re-enactment thereof for the time being in force.

6.3 This Licence shall be personal to the Licensee and shall not be assignable or otherwise transferable in any manner.

6.4 The Licensor shall not in any circumstances incur any liability in respect of loss or damage howsoever caused in respect of any property of the Licensee in the Licensed Unit.

6.5 The Licensor may exercise a lien over goods and property left in the Licensed Unit in respect of any unpaid License Fees or other sums due under the terms of this agreement.

IN WITNESS whereof the parties hereto have executed this Licence the day and year first herein WRITTEN.




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                                    SCHEDULE
                                 "THE SERVICES"

1    The provision of a Reception Service in the Premises during the hours of
     8.30 a.m. to 5.30 p.m. from Monday to Friday inclusive excluding Bank Holidays and public holidays.

2 Subject to payment by the Licensee of all charges pursuant to clause 3.9 hereof, the provision of heating and lighting to the Licensed Unit as reasonably necessary in the opinion of the Licensor for the enjoyment of same.




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PRESENT when the Common Seal
of THE LICENSOR was affixed
hereto:



PRESENT when the Common Seal
of THE LICENSEE was affixed
hereto:

                                                       (SEAL OF REDWOOD)

                                                       X
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                                                       X
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